As filed with the Securities and Exchange Commission on July 30, 2021

Registration No. 333- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

METTLER-TOLEDO INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3668641 (I.R.S. Employer Identification Number)
1900 POLARIS PARKWAY
COLUMBUS, OH 43240
and
IM LANGACHER 44
CH-8606, GREIFENSEE
SWITZERLAND
1-614-438-4511 and +41-44-944-22-11
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

METTLER-TOLEDO INTERNATIONAL INC. 2013 EQUITY INCENTIVE PLAN

(Full title of the plan) _____________________
MICHELLE M. ROE, ESQ.
1900 POLARIS PARKWAY
COLUMBUS, OH 43240
1-614-438-4511
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, par value $0.01 per share	921,913 (1)	$1,467.00 (2)	$1,352,446,371.00	$147,551.90

(1)	Represents an additional number of shares of common stock, par value $0.01 per share, of Mettler-Toledo International Inc. (“Common Stock”) being registered that are issuable under the Mettler-Toledo International Inc. 2013 Equity Incentive Plan (the “Plan”), as of the date hereof, and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any similar transaction that results in an increase in the number of shares of Common Stock.
(2)
The proposed maximum offering price per share is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, and is based on the average of the high and low prices of shares of Common Stock as reported on the New York Stock Exchange on July 26, 2021.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 with respect to the Plan (Registration No. 333-190181) filed with the Securities and Exchange Commission (the “SEC”) on July 26, 2013, including the information contained therein, is hereby incorporated by reference in this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART I

The documents containing the information specified in this Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) (§230.428(b)(1)) promulgated by the SEC under the Securities Act. Such documents need not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 (§230.424). These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) (§230.428(a)(1)).

References to “the Company,” “us,” “our,” “we” and “the Registrant” shall mean Mettler-Toledo International Inc., a Delaware corporation.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
The following documents, which have been filed with the SEC, are incorporated in this Registration Statement by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(a)	The Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 8, 2021;

(b)
The Registrant’s Proxy Statement for the Annual Meeting of Stockholders for the year ended December 31, 2020, pursuant to Section 14(a) of the Exchange Act, filed by the Registrant with the Commission on March 15, 2021;

(c)	The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 7, 2021 and July 30, 2021, respectively;

(d)	The Company's current reports on Form 8-K, filed with the SEC on February 4, 2021, March 24, 2021, May 6, 2021, May 10, 2021, May 20, 2021, June 30, 2021 and July 29, 2021; and
(e)
The description of the Common Stock, which is registered under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), contained in the Registration Statement on Form 8-A filed with the SEC on December 16, 1997, which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 (No. 333-35597) (originally filed on September 15, 1997), as amended, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 8, 2021.

In addition, any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel
Not applicable.
Item 6.    Indemnification of Directors and Officers
Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

Item 7.    Exemption from Registration Claimed
Not applicable.
Item 8.    Exhibits

EXHIBIT NO.	DESCRIPTION

4.1	Specimen Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1 (File No. 333-35597), as amended).
4.2	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).
4.3	Amended By-Laws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K, filed November 8, 2016).
4.4
Mettler-Toledo International Inc. 2013 Equity Incentive Plan (amended and restated effective May 6, 2021) (incorporated by reference to Appendix A to the Company’s Proxy Statement filed on March 15, 2021).

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
23.1*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLC.
24.1	Power of Attorney (included on the signature page included in this Part II).

*Filed herewith.
Item 9.    Undertakings
Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greifensee, Switzerland, on July 30, 2021.

METTLER-TOLEDO INTERNATIONAL INC.
By: /s/ Shawn P. Vadala
Shawn P. Vadala Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick Kaltenbach, Shawn P. Vadala, and Michelle M. Roe, and each of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick Kaltenbach	President and Chief Executive Officer	July 29, 2021
Patrick Kaltenbach	(Principal Executive Officer)

/s/ Shawn P. Vadala	Chief Financial Officer	July 29, 2021
Shawn P. Vadala	(Principal Financial Officer)

/s/ Wah-Hui Chu	Director	July 29, 2021
Wah-Hui Chu

/s/ Domitille Doat-Le Bigot	Director	July 29, 2021
Domitille Doat-Le Bigot

/s/ Olivier A. Filliol	Director	July 29, 2021
Olivier A. Filliol

/s/ Elisha W. Finney	Director	July 29, 2021
Elisha W. Finney

/s/ Richard Francis	Director	July 29, 2021
Richard Francis

/s/ Michael A. Kelly	Director	July 29, 2021
Michael A. Kelly

/s/ Thomas P. Salice	Director	July 29, 2021
Thomas P. Salice

/s/ Robert F. Spoerry	Board Chair and Director	July 29, 2021
Robert F. Spoerry